EXHIBIT 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the accompanying Annual Report on Form 10-K of Digirad Corporation for the year ended December 31, 2007, I, Mark L. Casner, Chief Executive Officer of Digirad Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) such Annual Report on Form 10-K of Digirad Corporation for the year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K of Digirad Corporation for the year ended December 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Digirad Corporation at the dates indicated.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

February 13, 2008

/s/ MARK L. CASNER
Mark L. Casner President and Chief Executive Officer (Principal Executive Officer)

A signed copy of this written statement required by Section 906 has been provided to Digirad Corporation and will be retained by Digirad Corporation and furnished to the Securities and Exchange Commission or its staff upon request.